Exhibit 3.9

COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF STATE

OCTOBER 5, 2012

TO ALL WHOM THESE PRESENTS SHALL COME, GREETING:

Imperial Trucking Company, LLC

I, Carol Aichele, Secretary of the Commonwealth of Pennsylvania

do hereby certify that the foregoing and annexed is a true and correct copy of

1	Certificate of Organization filed on August 4, 2011
2	CHANGE OF REGISTERED OFFICE - Domestic filed on March 16, 2012 which appear of record in this department.

IN TESTIMONY WHEREOF, I have hereunto set my hand and caused the Seal of the Secretary’s Office to be affixed, the day and year above written. Carol Aichele Secretary of the Commonwealth

Entity #: 4047687 Date Filed: 08/04/2011 Carol Aichele Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU

Entity Number	Certificate of Organization Domestic Limited Liability Company
(15 Pa.C.S. § 8913)

PENNCORP SERVICEGROUP, INC. 600 NORTH SECOND STREET PO BOX 1210 HARRISBURG, PA 17108-1210	Document will be returned to the name and address you enter to the left. Ü

Fee: $125	Commonwealth of Pennsylvania CERTIFICATE OF ORGANIZATION 3 Page(s)

In compliance with the requirements of 15 Pa.C.S. § 8913 (relating to certificate of organization), the undersigned desiring to organize a limited liability company, hereby certifies that:

1.	The name of the limited liability company (designator is required, i.e., “company”, “limited” or “limited liability company” or abbreviation):
Imperial Trucking Company, LLC

2.	The (a) address of the limited liability company’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

	(a) Number and Street	City	State	Zip	County
	105 Pine Street	Imperial	Pennsylvania	15126-1142	Allegheny

	(b) Name of Commercial Registered Office Provider				County
c/o

3.	The name and address, including street and number, if any, of each organizer is (all organizers must sign on page 2):
	Name		Address
	Alex W. Thomson		401 Liberty Avenue, 22nd Floor Pittsburgh, Pennsylvania 15222

4.	~~Strike out if inapplicable term A member’s interest in the company is to be evidenced by a certificate of membership interest.~~

5.	Strike out if inapplicable:
Management of the company is vested in a manager or managers.

6.	The specified effective date, if any is	N/A
month date year hour, if any

7.	~~Strike out if inapplicable: The company is a restricted professional company organized to render the following restricted professional service(s):~~

8.	The Company shall have perpetual existence.

IN TESTIMONY WHEREOF, the organizer(s) has (have) signed this Certificate of Organization this

4th day of August , 2011 .

Alex W. Thomson
Alex W. Thomson, Sole Organizer

Entity #: 4047687 Date Filed: 08/04/2011 Carol Aichele Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU

Entity Number	Certificate of Change of Registered Office Limited Liability Company
(15 Pa.C.S. § 8906)

Name	Document will be returned to the name and address you enter to the left. Ü

Address

City	State Zip Code

Fee: $70	Commonwealth of Pennsylvania DOMESTIC - CHANGE OF REGISTERED OFFICE 2 Page(s)

In compliance with the requirements of the 15 Pa.C.S. § 8906 (relating to change of registered office) the undersigned limited liability company, desiring to effect a change of registered office, hereby states that:

1.	The name of the company is:
Imperial Trucking Company, LLC

2.	The (a) address of the company’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department:
	(a) Number and Street	City	State	Zip	County
	105 Pine Street	Imperial	PA	15126	Allegheny

	(b) Name of Commercial Registered Office Provider				County

c/o

3.	Complete part (a) or (b):

(a) The address to which the registered office of the company in this Commonwealth is to be changed is:

	Number and Street	City	State	Zip	County

(b) The registered office of the company shall be provided by:

c/o	C T Corporation System			Dauphin

	Name of Commercial Registered Office Provider			County

IN TESTIMONY WHEREOF, the undersigned has caused this Certificate of Amendment of Registration to be signed by a duly, authorized officer, member or manager thereof this 8th day of March , 2012 .

Imperial Trucking Company, LLC
Name of Association

/s/ Illegible
Signature

Asst. Secretary
Title